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                                                                    EXHIBIT 99.2

                        CONSENT OF DAIN RAUSCHER WESSELS

   We hereby consent to the inclusion in the Registration Statement on Form S-4 of Western Multiplex Corporation relating to the proposed merger of a wholly owned subsidiary of Western Multiplex Corporation with and into Adaptive Broadband Corporation of our opinion letter, dated November 12, 2000 appearing as Annex E to the Proxy Statement/Prospectus which is a part of the Registration Statement, and to the references of our firm name therein. In giving such consent, we do not thereby admit that we come within the category of person whose consent is required under Section 7 or Section 11 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

        /s/ John Brew
By ____________________________
  DAIN RAUSCHER WESSELS,
  a division of Dain Rauscher Incorporated

December 1, 2000